UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 12, 2007, PS Business Parks, Inc., a California corporation (the “Company”), entered into a contribution agreement (the “Contribution Agreement”) among the Company, PS Business Parks, L.P., a California limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership”), GSEP 2006 Realty Corp., a Delaware corporation (“GSEP”) and Goldman Sachs 2006 Exchange Place Fund, L.P., a Delaware limited partnership and GSEP’s parent. The Contribution Agreement relates to a sale of 6.55% Series Q Cumulative Redeemable Preferred Units (the “Series Q Preferred Units”) of the Operating Partnership. The

sale was completed on March 12, 2007. Under certain circumstances, the Series Q Preferred Units are exchangeable for shares of the Company’s 6.55% Series Q Cumulative Redeemable Preferred Stock (the “Series Q Preferred Stock”). The Series Q Preferred Stock is registrable under the Securities Act of 1933, as amended (the “Securities Act”) in the circumstances contemplated by the Registration Rights Agreement dated as of March 12, 2007 (the “Registration Rights Agreement”) between the Company and GSEP. The Registration Rights Agreement is attached hereto as Exhibit 4.1.

Item 3.02 Unregistered Sales of Equity Securities

On March 12, 2007, and pursuant to the Contribution Agreement, the Company sold 480,000 6.55% Series Q Cumulative Redeemable Preferred Units to GSEP for $12 million in a transaction that was exempt from registration under Section 4(2) of the Securities Act. The Operating Partnership paid a commission of $300,000 to Goldman, Sachs & Co., which represented GSEP in the transaction.

The terms of the Series Q Preferred Units are specified by the Amendment to Agreement of Limited Partnership Relating to 6.55% Series Q Cumulative Redeemable Preferred Units, dated as of March 12, 2007 (the “Amendment to the Agreement of Limited Partnership”), which is attached hereto as Exhibit 10.1. Under the Amendment to the Agreement of Limited Partnership, the Operating Partnership has the right to redeem the Series Q Preferred Units on or after the fifth anniversary of the date of issuance at the original capital contribution plus, to the extent not previously distributed, the cumulative priority return to the redemption date (as those terms are defined in the Amendment to the Agreement of Limited Partnership). The Series Q Preferred Units are exchangeable for shares of Series Q Preferred Stock on or after the tenth anniversary of the date of issuance at the option of the Operating Partnership or a majority of the holders of the Series Q Preferred Units, at a rate of one Series Q Preferred Unit for one share of Series Q Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Under the Company’s Articles of Incorporation, as amended, the Company’s Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. Effective as of March 12, 2007, the Company filed with the Secretary of State of the State of California a Certificate of Determination designating 480,000 shares of the Company’s preferred stock as “6.55% Series Q Cumulative Redeemable Preferred Stock.” A copy of the Certificate of Determination, which specifies the terms of the Series Q Preferred Stock, is attached hereto as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure

On March 12, 2007, the Company issued a press release announcing the sale of the Series Q Preferred Units. The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: March 16, 2007

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Determination of Preferences of 6.55% Series Q Cumulative Redeemable Preferred Stock.
4.1	Registration Rights Agreement, dated as of March 12, 2007, by and between the Company and GSEP.
10.1	Amendment to Agreement of Limited Partnership of PS Business Parks L.P. Relating to 6.55% Series Q Cumulative Redeemable Preferred Units, dated as of March 12, 2007.
99.1*	Press Release issued March 12, 2007*

*Exhibit 99.1, relating to Item 7.01, shall be deemed to be furnished, and not filed.

Exhibit 3.1

CERTIFICATE OF DETERMINATION OF PREFERENCES

OF

6.55% SERIES Q CUMULATIVE REDEEMABLE

PREFERRED STOCK

OF

PS BUSINESS PARKS, INC.

The undersigned, Joseph D. Russell, Jr. and Stephanie Heim, President & Chief Executive Officer and Assistant Secretary respectively, of PS BUSINESS PARKS, INC., a California corporation, do hereby certify:

FIRST: The Restated Articles of Incorporation of the Corporation authorize the issuance of 50,000,000 shares of stock designated “Preferred shares,” issuable from time to time in one or more series, and authorize the Board of Directors to fix the number of shares constituting any such series, and to determine or alter the dividend rights, dividend rate, conversion rights, voting rights, right and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preference of any wholly unissued series of such Preferred shares, and the number of shares constituting any such series.

SECOND: The Board of Directors of the Corporation did duly adopt the resolutions attached hereto as Exhibit A and incorporated herein by reference authorizing and providing for the creation of a series of Preferred shares to be known as “6.55% Series Q Cumulative Redeemable Preferred Stock” consisting of 480,000 shares, none of the shares of such series having been issued.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 12th day of March, 2007.

_________________________

Joseph D. Russell, Jr.

Chief Executive Officer & President

_________________________
Stephanie Heim, Assistant Secretary

EXHIBIT A

RESOLUTION OF THE BOARD OF DIRECTORS

OF PS BUSINESS PARKS, INC.

ESTABLISHING A SERIES OF 6.55% SERIES Q

CUMULATIVE REDEEMABLE PREFERRED STOCK

RESOLVED that pursuant to the authority conferred upon the Board of Directors by Article III of the Restated Articles of Incorporation of this Corporation, there is hereby established a series of the authorized Preferred shares of this Corporation having a par value of $.01 per share, which series shall be designated “6.55% Series Q Cumulative Redeemable Preferred Stock,” shall consist of 480,000 shares and shall have the following rights, preferences and privileges:

1.          Rank. The 6.55% Series Q Cumulative Redeemable Preferred Stock (the “Series Q Preferred Stock”) will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Shares and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series Q Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. For purposes of this Certificate of Determination, the term “Parity Preferred Stock” shall be used to refer to any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series Q Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation (including the Corporation’s 7.95% Series G Cumulative Redeemable Preferred Stock, the 7.000% Cumulative Preferred Stock, Series H, the 6.875% Cumulative Preferred Stock, Series I, the 7.50% Series J Cumulative Redeemable Preferred Stock, the 7.950% Cumulative Preferred Stock, Series K, the 7.60% Cumulative Preferred Stock, Series L, the 7.20% Cumulative Preferred Stock, Series M, the 7 1/8% Cumulative Preferred Stock, Series N, the 7.375% Cumulative Preferred Stock, Series O, and the 6.70% Cumulative Preferred Stock, Series P). For purposes of the preceding sentence, “capital stock” means any equity securities (including Common Shares and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

2            Distribution Rights. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions, holders of Series Q Preferred Stock shall be entitled to receive the Series Q Priority Return, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions. Such distributions shall be cumulative, shall accrue from the original date of issuance of the

Series Q Preferred Stock and will be payable (A) quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on the first such date following the date of issuance of such stock and, (B) in the event of a redemption, on the redemption date (each a “Series Q Preferred Stock Distribution Payment Date”). If any Series Q Preferred Stock Distribution Payment Date is not a Business Day (as defined herein), then payment of the distribution to be made on such date shall be made on the Business Day immediately preceding such Series Q Preferred Stock Distribution Payment Date in each case with the same force and effect as if made on such date. Distributions on the Series Q Preferred Stock will be made to the holders of record of the Series Q Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall in no event be more than 45 days or less than 15 days prior to the relevant Series Q Preferred Stock Distribution Payment Date (each, a “Distribution Record Date”).

For purposes of this Certificate of Determination, the following terms shall have the meanings set forth herein: (i) “Liquidation Preference” shall mean, with respect to the Series Q Preferred Stock, $25.00 per share of Series Q Preferred Stock, plus the amount of any accumulated and unpaid Series Q Priority Return (as hereinafter defined) with respect to such share, whether or not declared, minus any distributions in excess of the Series Q Priority Return that has accrued with respect to the 6.55% Series Q Cumulative Redeemable Preferred Units (the “Series Q Preferred Units”) of PS Business Parks, L.P., a California limited partnership and majority owned subsidiary of the Corporation (the “Operating Partnership”), pursuant to that certain Contribution Agreement, dated March 12, 2007, by and among the Corporation, the Operating Partnership, GSEP 2006 Realty Corp., a Delaware corporation (“GSEP”), and Goldman Sachs 2006 Exchange Place Fund, L.P., a Delaware limited partnership and GSEP’s parent, to the date of payment; (ii) “Series Q Priority Return” shall mean an amount equal to 6.55% per annum of the Liquidation Preference per share of Series Q Preferred Stock, commencing on the date of issuance of such share of Series Q Preferred Stock, determined on the basis of a 360-day year of twelve 30-day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days), cumulative to the extent not distributed on any Series Q Preferred Stock Distribution Payment Date plus the per share amount accrued on each share of Series Q Preferred Stock on the date of issuance of such shares in exchange for Series Q Preferred Units of PS Business Parks, L.P. corresponding to the accrued and unpaid priority return on such Preferred Units, if any; and (iii) “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b)         Prohibition on Distributions. No distributions on Series Q Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at any such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

(c)         Distributions Cumulative. Distributions on the Series Q Preferred Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, at any time prohibits the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series Q Preferred Stock will accumulate as of the Series Q Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series Q Preferred Stock Distribution Payment Date, to holders of record of the Series Q Preferred Stock on the record date fixed by the Board of Directors which date shall not exceed fifteen (15) business days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

(d)         Priority as to Distributions. (i) So long as any Series Q Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Shares or any class or series of other stock of the Corporation ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding-up of the Corporation to the Series Q Preferred Stock (such Common Shares or other junior stock, collectively, “Junior Stock”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series Q Preferred Stock, any Parity Preferred Stock or any Junior Stock, unless, in each case, all distributions accumulated on all Series Q Preferred Stock and all classes and series of outstanding Parity Preferred Stock have been paid in full. The foregoing sentence shall not prohibit (i) distributions payable solely in Junior Stock, and (ii) the conversion of Series Q Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series Q Preferred Stock as to distributions.

(ii)         So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series Q Preferred Stock, all distributions authorized and declared on the Series Q Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series Q Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series Q Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

(e)         No Further Rights. Holders of Series Q Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

3.          Liquidation. (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to any series of capital stock ranking senior to the Series Q Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series Q Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Shares or any other class or series of shares of the Corporation that ranks junior to the Series Q Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the Liquidation Preference per share of Series Q Preferred Stock. If upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series Q Preferred Stock and any Parity Preferred Stock, all payments of liquidating distributions on the Series Q Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series Q Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series Q Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

(b)         Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 10 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series Q Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(c)         No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series Q Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)         Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

4.           Optional Redemption. (a) Right of Optional Redemption. The Series Q Preferred Stock may not be redeemed prior to March 12, 2012. On or after such date, the Corporation shall have the right to redeem the Series Q Preferred Stock, in whole (but not in part), at any time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to the Liquidation Preference (the “Series Q Redemption Price”).

(b)         Limitation on Redemption. The redemption price of the Series Q Preferred Stock will be payable solely to the extent such payment would be permitted as a distribution under the California Corporations Code.

(c)         Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series Q Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series Q Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series Q Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series Q Preferred Stock to be redeemed, (iv) the place or places where such shares of Series Q Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series Q Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series Q Preferred Stock.

(ii)         If the Corporation gives a notice of redemption in respect of Series Q Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series Q Preferred Stock being redeemed funds sufficient to pay the applicable Series Q Redemption Price, and will give irrevocable instructions and authority to pay such Series Q Redemption Price to the holders of the Series Q Preferred Stock upon surrender of the certificate evidencing the Series Q Preferred Stock by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series Q Preferred Stock called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series Q Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series Q Redemption Price or any accumulated or unpaid distributions in respect of the Series Q Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series Q Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series Q Redemption Price.

(d)         Status of Redeemed Stock. Any Series Q Preferred Stock that shall at any time have been redeemed shall after such redemption have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

5.          Voting Rights. (a) General. Except as otherwise required by law, holders of the Series Q Preferred Stock will not have any voting rights, except as set forth below.

(b)         Right to Elect Directors. If the Corporation shall fail to pay full cumulative dividends on the shares of Series Q Preferred Stock or any of its Preferred shares for six quarterly dividend payment periods, whether or not consecutive (a “Dividend Default”), the holders of all outstanding Preferred shares, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all Preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 10% of the total number of Preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation; provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding Preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

(c)         Certain Voting Rights. So long as any Series Q Preferred Stock or Series Q Preferred Units exchangeable into Series Q Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the Series Q Preferred Stock outstanding at the time, (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series Q Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an Affiliate of the Corporation on terms that differ from the terms of such series of Parity Preferred Stock issued to the public or non-Affiliates of the Corporation, (iii) increase the authorized number of shares of Series Q Preferred Stock, or (iv) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation

(including this Certificate of Determination) or Bylaws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series Q Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation’s assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series Q Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series Q Preferred Stock other preferred stock having substantially the same terms and same rights as the Series Q Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series Q Preferred Stock; and provided, further, that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series Q Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series Q Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an Affiliate of the Corporation on terms that differ from the terms of any Parity Preferred Stock issued to the public or non-Affiliates of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of this Series and any other series of Preferred shares ranking on a parity with this Series as to dividends and upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to this Series as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security, but subject to Section 5(c)(ii) hereof, the Articles of Incorporation may be amended to increase the number of authorized Preferred shares ranking on a parity with or junior to this Series or to create another class of Preferred shares ranking on a parity with or junior to this Series without the vote of the holders of outstanding shares of this Series.

6.           Conversion. The holders of the Series Q Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

7.           No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series Q Preferred Stock.

8.           No Preemptive Rights. No holder of the Series Q Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 12th day of March, 2007, by and between PS Business Parks, Inc., a California corporation (the "Company"), and GSEP 2006 Realty Corp., a Delaware corporation ("Holder").

RECITALS

A.           In connection with the offering of 480,000 6.55% Series Q Cumulative Redeemable Preferred Units" (the "Series Q Preferred Units"), Holder will contribute to PS Business Parks, L.P. (the "Operating Partnership") cash in return for which the Operating Partnership will issue the Series Q Preferred Units to the Holder on terms and conditions set forth in the Contribution Agreement, dated as of March 12, 2007 (the "Contribution Agreement"), by and among the Company, the Operating Partnership, the Holder and Goldman Sachs 2006 Exchange Place Fund, L.P. All capitalized terms used but not defined herein have the meanings given them in the Contribution Agreement.

B.           Each of the parties hereto agree that the rights, benefits and obligations under this Agreement shall be fully assignable to any Person to whom the Holder transfers its Series Q Preferred Units pursuant to the terms and conditions of the Partnership Agreement;

C.           Pursuant to the Partnership Agreement, the Series Q Preferred Units owned by the Holder will be redeemable for cash or exchangeable for shares of the Company's 6.55% Series Q Cumulative Redeemable Preferred Stock (the "Preferred Stock") upon the terms and subject to the conditions contained therein; and

D.           To induce the Holder and the Contributor to enter into the Contribution Agreement, the Company has agreed to provide the registration rights set forth herein to the Holder, and any subsequent holder or holders of the Series Q Preferred Units, with respect to the Holder's Preferred Stock and any securities of the Company that may be issued or distributed with respect to, in exchange or substitution for, or upon conversion of such Holder's Preferred Stock, or on account of such Holder's Preferred Stock as a result of any stock dividend, stock split, reverse split or other distribution, merger, combination, consolidation, recapitalization or reclassification or otherwise (collectively, "Registrable Securities").

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Underwritten Offerings.
1.1	Demand by Holder.

(a)          At the request of Holder, the Company shall prepare and file a "shelf" registration statement (the “Registration Statement”) with respect to the Registrable Securities covering the resale thereof by the Holder on an appropriate form for an offering to be made on a continuous or delayed basis pursuant to Rule 415 within 60 days after receipt of such request (provided that the Registrable Securities subject to such request have been issued by the Company on or before the date of such request) and shall use its best efforts to cause such Registration Statement to be declared effective within 120 days after the date of such request. The Company shall use its best efforts to keep the Registration Statement continuously effective until the earliest of (A) such time as all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 of the Securities Act, (B) the date on which all of the Registrable Securities may be sold without volume restrictions in accordance with Rule 144 of the Securities Act and (C) 24 months following the effective date of the Registration Statement. The Company's registration obligations under this Section 1.1 shall include, in addition to those set forth elsewhere in this Agreement, an obligation to effect (A) appropriate qualification under applicable blue sky or other state securities laws in those jurisdictions selected by the managing underwriter or underwriters designated pursuant to Section 1.2 or, if no such managing underwriter or underwriters is designated, in those jurisdictions reasonably selected by Holder, (B) appropriate compliance with applicable federal and state laws, requirements and regulations, and (C) such steps as are reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

(b)          At the request of Holder, Company shall effect an underwritten offering to cover such amount of Registrable Securities as Holder elects; provided, however, Holder shall attempt to sell in such underwritten offering at any one time at least an amount of Registrable Securities representing in the aggregate the Registrable Securities issuable upon the exchange of 25% of the originally issued Series Q Preferred Units (the "Minimum Share Amount"), except in the event the balance of unsold Registrable Securities is less than the Minimum Share Amount, in which case, Holder shall be permitted to sell the entire remaining balance of the Registrable Securities in the underwritten offering; provided further, however, the number of times which the Company must effect such underwritten offerings is limited to 3 times.

(c)          In the event that all of the Series Q Preferred Units have not been exchanged as of the date of expiration of the Registration Statement filed pursuant to Section 1.1(a), the Company shall prepare and file another Registration Statement (covering the remaining Registrable Securities) subject to the same terms and conditions delineated in Section 1.1(a).

(d)          Notwithstanding anything to the contrary contained in this Agreement, the Holder shall not have the right to request registration or inclusion in any registration pursuant to Section 1.1 of this Agreement for the period during which all shares of Registrable Securities then held or entitled to be held upon exchange of Series Q Preferred Units by such Holder may immediately be sold under Rule 144 of the Securities Act without regard to any volume limitation.

1.2	Selection of Underwriters by Holder.

(a)          In the case of an underwritten offering requested by Holder pursuant to Section 1.1, Holder shall have the right to approve the investment banker(s), and/or manager(s), selected by the Company to administer the offering, which shall be a nationally recognized investment bank with experience in underwriting securities of companies in the Company's field. The approval by Holder of the Company's selection shall not unreasonably be withheld or delayed.

(b)          Such Holder(s) shall have the right to negotiate with the underwriters and to determine the financial terms of the underwriting relating to the gross price and net price at which the included Registrable Securities are to be sold. The Company shall (together with the Holders) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as set forth above; provided that (i) if, in the opinion of an outside nationally recognized independent counsel, Holder is deemed to be an underwriter, as such term is defined in the Securities Act for purposes of a distribution effected pursuant to Section 1.1 of this Agreement, all of the representations and warranties by the Company that are customarily made to and for the underwriters shall also be made to and for the benefit of Holder, (ii) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than the representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter or underwriters.

(c)          At its expense, the Company will enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten, in whole or in part.

(d)          At its expense, the Company will use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement becomes effective, (i) a signed opinion, dated as of such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (ii) letters dated such date and the date the offering is completed from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus related to the Registration Statement (the “Prospectus”), or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the most recently ended calendar quarter prior to the date of such letters) with respect to the registration in respect of which letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction.

1.3          Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to Holder by the Company under Section 1.1 hereof may be assigned, in whole or in part, by a Holder to a transferee of such Holder's Series Q Preferred Units in accordance with the provisions of the Partnership Agreement or to a transferee of Registrable Securities held by such Holder. Any such assignment shall be conditioned upon the transferee's agreeing to be bound by the provisions of this Agreement. Any such transferee shall be deemed to be a "Holder" under this Agreement and shall be entitled to all of the rights afforded to a Holder herein, and shall assume all obligations for which a Holder is responsible herein.

2.            Certain Registration Procedures. The following additional registration procedures shall apply with respect to the Registration Statement or Prospectus required to be filed pursuant to Section 1 above:

At its expense, the Company will use its best effort to keep such registration, and any qualification under state securities laws which the Company determines to obtain, effective through the time provided in Section 1.1(a) above.

2.1	Suspension of Offering.

(a)          The Company shall be entitled, from time to time, to require the Holder not to sell under the Registration Statement if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or circumstances have arisen, which negotiation, consummation or circumstances would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not prohibit sales for more than 120 days during any twelve (12) month period; provided further, however, that the Company's obligation under Section 1.1(a) or 1.1(c) to keep the Registration Statement continuously effective for the 24-month period set forth in the second sentence of Section 1.1(a) shall be extended by an equivalent amount of time.

(b)          Subject to the limitations as to frequency and duration set forth in Section 2.1(a), upon receipt of any notice from the Company of the happening of any event which is of a type specified in Section 2.1(a), Holder agrees that it will immediately discontinue offers and sales of securities under the Registration Statement until Holder receives copies of a supplemented or amended Registration Statement which addresses the disclosure issues referred to above, after which the Holder shall be free to resume offering and selling activities. The Company agrees to promptly prepare any such supplemented or amended Registration Statement and to use best efforts to cause such supplemented or amended Registration Statement to be declared effective by the Commission as soon as practicable. If so directed by the Company, Holder will deliver to the Company all copies of any Prospectus in its possession at the time of receipt of such notice.

2.2          Obligations of the Company with Respect to Registration Statements. In connection with the Registration Statement and the Registrable Securities to be sold thereunder (the "Covered Securities"), the Company agrees to:

(a)          furnish to Holder such number of copies of the Registration Statement, each amendment, post-effective amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in the Registration Statement (including each preliminary Prospectus) in compliance with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Covered Securities owned by Holder; the Company consents to the use of the Prospectus for the Registration Statement, including each preliminary Prospectus, by Holder in connection with the offering and sale of Covered Securities;

(b)          use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, such Covered Securities under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests, keep each such registration or qualification or exemption effective during the period the Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of the Covered Securities, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this subparagraph, or (iii) consent to general service of process in any such jurisdiction where it would not otherwise be subject to service of process but for this subparagraph (except as may be required by the Securities Act);

(c)          cause all such Covered Securities to be listed and qualified for trading on each securities exchange, or qualified for quotation on each automatic quotation system, on which similar securities issued by the Company are then listed and qualified for trading or quotation;

(d)          provide a transfer agent and registrar for all such Covered Securities not later than the effective date of the Registration Statement applicable thereto, and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the sellers to facilitate the timely preparation and delivery of certificates representing Covered Securities to be sold and not bearing any Securities Act legends;

(e)          otherwise use its best efforts to comply with the Securities Act and all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(f)           promptly notify Holder in writing (i) of the effectiveness of the Registration Statement and of any amendments or supplements to the Registration Statement, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or of any order suspending or preventing the use of any related Prospectus or the initiation of any proceedings for that purpose, or (iii) if the Company receives any notification with respect to the suspension of the qualification of any Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceedings for that purpose; in the event the Company shall give notice as to the occurrence of any event described in this Section 2.2(f) (ii) and 2.2 (f)(iii), the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to the date the Company delivers notice that disposition may be made;

(g)          in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or any part thereof, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, the Company will use its best efforts to promptly obtain the withdrawal of such order;

(h)          use commercially reasonable efforts to cause the Covered Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers, as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Covered Securities;

(i)           promptly notify Holder, at any time when a Prospectus relating to Covered Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading when such Prospectus was delivered; the Company will, as soon as practicable, prepare and furnish to Holder a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Covered Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in the event the Company shall give notice as to the occurrence of any event described in this Section 2.2(i) the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to the date the Company delivers notice that disposition may be made;

(j)           prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by the Registration Statement;

(k)          to the extent permitted by the professional standards governing the accounting profession at the time, obtain cold comfort letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are requested to be, included in the Registration Statement) who have certified the Company’s financial statements included or incorporated by reference in the Registration Statement addressed to the Holder in customary form and covering such matters of the type customarily covered by cold comfort letters;

(l)           make available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with the Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such Records have been generally made available to the public. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company, if legally permitted to do so, and allow the Company, at its sole expense, to undertake appropriate action to prevent disclosure of the Records that are deemed confidential, provided the same shall not subject Holder to civil or criminal liability or penalty; and

(m)         use its best efforts to obtain CUSIP numbers for the Preferred Stock not later than the effective date of the Registration Statement.

2.3          Obligations of Holder with Respect to Registration Statement. Holder agrees to provide promptly following any written request therefor, any information reasonably requested by the Company in connection with the preparation of and for inclusion in the Registration Statement (including, without limitation, if applicable, information regarding the proposed distribution by Holder of the Covered Securities).

2.4          Review of Registration Statements. No Registration Statement, Prospectus or related materials, and no supplement or amendment to any Registration Statement, Prospectus or related materials shall be filed unless and until all of the following conditions have been satisfied; provided, however, that, by implementing the following conditions, Holder shall not be deemed to have made any representation or warranty of any kind or nature whatsoever with respect to any matter set forth, contained or addressed in the Registration Statement, Prospectus or related materials, including but not limited to the accuracy, adequacy or completeness thereof:

(a)          A complete and accurate copy of the Registration Statement, Prospectus and all related material, and of each proposed supplement or amendment to the Registration Statement, Prospectus or related materials (all individually and collectively referred to herein as "Filing Material") shall be provided to each person or entity designated herein to receive the original or copies of notices directed to Holder (each a "Notice Party") sufficiently in advance of that proposed Filing Material being filed with the Commission or any other federal or state agency having jurisdiction over securities offerings (a "Filing") so as to allow the Notice Parties a reasonable opportunity to review and comment on such proposed Filing Material prior to Filing.

(b)          Promptly upon receipt of any comments or requested revisions or amendments to any Filing Material from the Commission or any other federal or state agency (collectively "Agency Comments"), the Company shall provide a complete and accurate copy of the Agency Comments to each Notice Party.

(c)          Promptly upon making any addition, deletion or revision to any Filing Material not previously provided to all Notice Parties, including but not limited to any addition, deletion or revision in response to Agency Comments, the Company shall provide each Notice Party with a complete and accurate copy of the revised Filing Material, with the changes highlighted therein, sufficiently in advance of Filing any such addition, deletion or revision so as to allow the Notice Parties a reasonable opportunity to review and comment thereon prior to Filing.

(d)          Prior to each Filing the Company shall certify to Holder in writing that the Company, both through the devotion of the necessary time and attention of capable Company personnel and Company resources, and through the engagement of and collaboration with qualified legal, accounting, underwriting, appraisal, environmental and other experts, exercised good faith and due care in the preparation of the Filing Materials, both as to form and content.

3.            Term of Agreement. The Company shall be relieved of its duties under Sections 1 and 2 on the date contemplated in the second sentence of Section 1.1(a) hereof, as such date may be extended pursuant to the terms hereof.

4.	Indemnification; Contribution.

4.1          Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Holder (and each nominee or assignee of the Holder permitted pursuant to Section 6.5), any underwriter of Registrable Securities under the Registration Statement, each of their respective officers, directors, employees and agents, and each Person, if any, who controls the Holder or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as follows:

(a)          against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which securities held by Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (collectively a "Material Misstatement");

(b)          against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel) to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any Material Misstatements or alleged Material Misstatement, if such settlement is effected with the written consent of the Company; and

(c)          against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or of any claim whatsoever arising out of or based upon any Material Misstatement or alleged Material Misstatement, to the extent that any such loss, liability, claim, damage or expense is not paid under subparagraph (a) or (b) above;

provided, however, that the indemnity provided pursuant to this Section 4.1 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Holder expressly for use in the Registration

Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

4.2          Indemnification by Holder. Holder agrees to indemnify, defend and hold harmless the Company, severally and not jointly, and each of its directors, officers, employees and agents, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity contained in Section 4.1 hereof (except that any settlement described in Section 4.1(b) shall be effected with the written consent of Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, of a material fact made in reliance upon and in conformity with written information furnished to the Company by Holder expressly for use in any Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) pursuant to which securities held by Holder (or permitted assignees) were registered under the Securities Act. In no event shall the liability of Holder hereunder (or other indemnifying party under this Section 4.2) be greater in amount than the gross dollar amount of the proceeds received by Holder upon the sale of the Registerable Shares giving rise to such indemnification obligation.

4.3          Conduct of Indemnification Proceedings. The indemnified party under any indemnity contained in this Agreement shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (a) shall not relieve it from any liability which it may have under the indemnity agreements provided in this Agreement, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (b) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligations provided under this Agreement. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle any such action or proceeding without the written consent of the indemnified party unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided further, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of such action or proceeding, after having received the notice referred to in the first sentence of this Section 4.3, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the second proviso in the second sentence of this Section 4.3.

4.4	Contribution.

(a)          In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in this Agreement are for any reason held to be unenforceable by the indemnified party in accordance with its terms, the Company and Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and Holder, (a) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the Company on the one hand and Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)          The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subparagraph (a) above. Notwithstanding the provisions of this Section 4.4, Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)          Notwithstanding subparagraphs (a) and (b) above, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each Person, if any, who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

4.5          Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration, the Company agrees to:

(a)          make and keep adequate current public information available, as those terms are understood and defined in Rule 144 of the Securities Act; and

(b)          use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon written request a written statement by the Company that it has complied with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission permitting Holder to sell any such securities without registration; and

(d)          take all such further actions as any Holder may reasonably request to satisfy the requirements imposed by Rule 144, or any successor rule, on the Company from time to time to enable resales under said Rule 144 or successor rule.

5.	Holdback Agreements.

5.1          Holder Holdback Agreement. Upon receipt of 17-day prior written notice, Holder shall not effect any sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for Registrable Securities, including a sale pursuant to Rule 144 of the Securities Act (or any similar provision then in force) under the Securities Act, if and to the extent required by the managing underwriter of an underwritten offering being undertaken by the Company; provided, however, that such restriction on sales or distributions shall not apply (a) for a period exceeding the fourteen (14) days prior to, and the ninety (90) day period beginning on, the effective date of the Registration Statement filed in connection with such underwritten offering; (b) to any sale as a part of or in conjunction with such underwritten offering; or (c) unless all officers, directors and other Persons with registration rights with respect to securities of the Company enter into or are restricted by similar holdback agreements; and, provided, further, however, that such restrictions shall not apply more than once in any twelve month period; and provided, further however that the Company's obligation under Section 1.1(a) or 1.1(c) to keep the Registration Statement continuously effective for the 24-month period set forth in the second sentence of Section 1.1(a) shall be extended by an equivalent amount of time.

5.2          Company Holdback Agreement. Company shall not effect any sale or distribution of (other than in connection with Company employee, Company consultant or Company director stock options), or assist in an underwritten offering by any other Person of, any securities of the Company or securities convertible into or exchangeable or exercisable for securities of the Company, if and to the extent required by the managing underwriter of the underwritten offering contemplated herein; provided, however, that such restriction on public sales or distributions shall not apply for a period exceeding the fourteen (14) days prior to, and the one hundred eighty (180) day period beginning on, the effective date of the Registration Statement filed in connection with such underwritten offering.

6.	Miscellaneous.

6.1          Expenses of Registration. All reasonable expenses (the "Registration Expenses") incurred in connection with any registration, qualification or compliance obligations set forth in Sections 1 and 2 hereof, including, without limitation, (i) all stock exchange, Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus (and any supplement or amendment thereto), (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company, and (iv) legal fees and disbursements for one counsel for the Holders shall be borne by the Company. Notwithstanding anything to the contrary herein, Holder shall select 3 law firms, the names of which Holder shall provide to Company, Company, together with Holder, shall consult with the Holder’s choices of law firms and Company shall select the law firm to be used by Holder as counsel for the Holders. Holder shall be responsible for the payment of any underwriters’ discounts and/or commissions.

6.2          Authorization; No Conflicts. Each party to this Agreement represents and warrants to the other parties to this Agreement that the execution and delivery of this Agreement by such party and the performance by such party of its covenants and agreements under this Agreement have been, or at the time of such performance will have been, duly authorized by all necessary corporate action on the part of such party, and all required consents to the transactions contemplated hereby have been obtained by such party, or at the time of such performance will have been received by such party. The execution, delivery and performance by such party of this Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by such party of the transactions contemplated hereby, do not and will not: (a) conflict with, or violate any provisions of, the Articles of Incorporation, Bylaws or other governing documents of such party; (b) conflict with, or violate any provision of, any statute, law, ordinance, regulation, rule, order, writ or injunction having applicability to such party or any of its assets; (c) result in a breach or acceleration of the maturity of any loan or credit agreement to which such party is a party or by which any of its assets may be affected; or (d) conflict with, result in any breach of, or constitute a default under any agreement to which such party is a party or by which it or any of its assets are bound.

6.3          Integration; Amendment. This Agreement, together with its exhibits and the other agreements referred to herein, constitutes the entire agreement among the parties hereto with respect to the matters relating to registration rights set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters relating to registration rights set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. The parties hereto agree to amend this

Agreement as necessary to provide the parties with substantially similar (and in no event no less favorable) rights in the event of the enactment by the SEC of changes to the rules and regulations promulgated under the Securities Act and the Exchange Act to the extent such change modifies the current existing registration scheme; provided that such amendment does not impose upon the Company any burdens, duties or liabilities that are materially more substantial than those contemplated under this Agreement.

6.4          Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

6.5          Assignment; Successors and Assigns. Holder may elect to have a nominee take title to any or all of the Registrable Securities, in which event the benefits of this Agreement shall run directly to such nominee. This Agreement shall be binding upon and inure to the benefit of the Company and its successors by merger. Except as provided in this Section and as provided in Section 1.3, no party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise.

6.6          Burden and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to Section 6.5 above, assigns.

6.7          Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier with proof of delivery thereof, sent by United States registered or certified mail (postage prepaid, return recipe requested) addressed as hereinafter provided or via telephonic facsimile transmission with proof of delivery in the form of a telecopier’s confirmation report. Notice shall be sent and deemed given (a) if personally delivered or via nationally recognized overnight courier, then one business day following receipt by the receiving party, or (b) if mailed, then three (3) business days after being postmarked, or (c) if sent via telephonic facsimile transmission, then one business day following the date of confirmed receipt set forth in the telecopier’s transmission confirmation report.

Any part listed below may change its address hereunder by notice to the other party listed below. Until further notice, notice and other communications hereunder shall be addressed to the parties listed below as follows:

If to Holder:	GSEP 2006 Realty Corp. c/o Goldman Sachs 2006 Exchange Place Fund, L.P. 85 Broad Street New York, New York 10004 Attention: Mr. Eric S. Lane Fax: (212) 357-9429
with a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Lawrence N. Barshay, Esq. Fax: (212) 859-8586
If to Company:	c/o PS Business Parks, Inc. 701 Western Avenue Glendale, California 91201 Attention: Mr. Edward A. Stokx Fax: (818) 242-0566
with a copy to:	c/o PS Business Parks, Inc. 701 Western Avenue Glendale, California 91201 Attention: Ms. Stephanie Heim Fax: (818) 242-0566

or such other address or telephone number as any party may from time to time specify in writing to the others; provided, however, that the foregoing addresses and numbers shall remain in effect unless and until notice of and change is deemed to have been given in the manner required by this Section.

6.8          Specific Performance. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (a) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement; and (b) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement. Each party waives the requirement of the posting of any bond or security in connection with any proceedings or any injunction issued in connection with this Section.

6.9          Governing Law. Notwithstanding that California law, with respect to choice of law, or the Constitution, laws or treaties of the United States of America, may dictate that this Agreement should be governed by or construed in accordance with the laws of another jurisdiction, this Agreement, and all documents and instruments executed and delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of California.

6.10       Enforcement. If any party hereto institutes any action or proceeding to interpret or enforce any provision of this Agreement or for an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover its actual attorneys' fees and all fees, costs and expenses incurred in connection with such action or proceeding. Such attorneys' fees, fees, costs and expenses shall include post judgment attorneys' fees, fees, costs and expenses incurred on appeal or in collection of any judgment. This provision is separate and several and shall survive the merger of this provision into any judgment on this Agreement. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

6.11       Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

6.12       Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

6.13       Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

6.14       Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

6.15       Time of the Essence. Time is of the essence in the performance of this Agreement.

6.16	[Intentionally Left Blank]

6.17       Further Assurances. Each party agrees to cooperate fully with the other parties and to prepare, execute, and deliver such further instruments of conveyance, contribution,

assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.

6.18       Legal Representation and Construction. Each party hereto has been represented by legal counsel in connection with the negotiation and drafting of this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

6.19       Piggyback on Shelf Registrations. As of the date hereof, neither the Company nor any securityholder of the Company (other than the Holder) has any right to include any securities of the Company in any registration effected pursuant to Sections 1.1(a) or 1.1(c) hereunder. In the event that a registration pursuant to Sections 1.1(a) or 1.1(c) involves an underwritten offering and the managing underwriter advises the Company and the Holders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by such Holders creates a substantial risk that the price per share that such Holders will derive from such registration will be materially and adversely affected or that the offering would otherwise be materially and adversely affected, then the Company will include in such registration statement such number of Registrable Securities as the Company and such Holders are so advised can be sold in such offering without such an effect (the "Demand Maximum Number"), as follows and in the following order of priority: (i) first, the Registrable Securities of GSEP 2006 Realty Corp., and (ii) second, if and to the extent that the number of Registrable Securities to be registered under clause (i) is less than the Demand Maximum Number, the other securities sought to be registered by any other Holders (other than GSEP 2006 Realty Corp., pro rata in proportion to the number sought to be registered by each such Holder (other than GSEP 2006 Realty Corp.) relative to the number sought to be registered by all the Holders (other than GSEP 2006 Realty Corp.); provided, however, that the Company shall be permitted to grant to any securityholder of the Company "piggyback" registration rights with respect to any registration other than the registrations effected pursuant to Sections 1.1(a) and 1.1(c).

IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be duly executed on its behalf as of the date first hereinabove set forth.

COMPANY:

PS BUSINESS PARKS, INC.,

a California corporation

By:	/s/ Joseph D. Russell, Jr.

Joseph D.Russell, Jr.

President and Chief Executive Officer

(Print Name and Title)

Signature Page to Series Q Registration Rights Agreement

HOLDER:

GSEP 2006 REALTY CORP.,

a Delaware corporation

By:	/s/ Kristin Olson

Authorized Person

(Print Name and Title)

Signature Page to Series Q Registration Rights Agreement

(686938)

Exhibit 10.1

PS BUSINESS PARKS, L.P.

AMENDMENT TO AGREEMENT OF LIMITED

PARTNERSHIP RELATING TO

6.55% SERIES Q CUMULATIVE REDEEMABLE

PREFERRED UNITS

This Amendment to the Agreement of Limited Partnership of PS Business Parks, L.P., a California limited partnership (the “Partnership”), dated as of the 12th day of March, 2007 (this “Amendment”) amends the Agreement of Limited Partnership of the Partnership, dated as of March 17, 1998, by and among PS Business Parks, Inc. (the “General Partner”) and each of the limited partners executing a signature page thereto, as amended by that certain Amendment to Agreement of Limited Partnership Relating to 8 7/8% Series B Cumulative Redeemable Preferred Units, dated as of April 23, 1999, an Amendment to Agreement of Limited Partnership Relating to 9¼% Series A Cumulative Redeemable Preferred Units, dated as of April 30, 1999, an Amendment to Agreement of Limited Partnership Relating to 8 7/8% Series X Cumulative Redeemable Preferred Units, dated as of September 7, 1999, an Amendment to Agreement of Limited Partnership Relating to Additional 8 7/8% Series X Cumulative Redeemable Preferred Units, dated as of September 23, 1999, an Amendment to Agreement of Limited Partnership Relating to 8¾% Series C Cumulative Redeemable Preferred Units, dated as of September 3, 1999, an Amendment to Agreement of Limited Partnership Relating to 8 7/8% of Series Y Cumulative Redeemable Preferred Units, dated as of July 12, 2000, an Amendment to Agreement of Limited Partnership Relating to 9½% Series D Cumulative Redeemable Preferred Units, dated as of May 10, 2001, as amended by Amendment No. 1 to such Amendment to Agreement of Limited Partnership Relating to 9½% Series D Cumulative Redeemable Preferred Units, dated as of June 18, 2001, an Amendment to Agreement of Limited Partnership Relating to 9¼% Series E Cumulative Redeemable Preferred Units, dated as of September 21, 2001, an Amendment to Agreement of Limited Partnership Relating to 8¾% Series F Cumulative Redeemable Preferred Units, dated as of January 28, 2002, an Amendment to Agreement of Limited Partnership Relating to 7.95% Series G Cumulative Redeemable Preferred Units, dated as of October 30, 2002, an Amendment to Agreement of Limited Partnership Relating to 7.000% Series H Cumulative Redeemable Preferred Units, dated as of January 30, 2004 as amended by that certain Amendment No. 1 to Amendment to Agreement of Limited Partnership Relating to 7.000% Series H Cumulative Redeemable Preferred Units, dated as of October 25, 2004, an Amendment to Agreement of Limited Partnership Relating to 6.875% Series I Cumulative Redeemable Preferred Units, dated as of April 21, 2004, an Amendment to Agreement of Limited Partnership Relating to 7.50% Series J Cumulative Redeemable Preferred Units, dated as of May 27, 2004 as amended by that certain Amendment No. 1 to Amendment to Agreement of Limited Partnership Relating to 7.50% Series J Cumulative Redeemable Preferred Units, dated as of June 17, 2004, an Amendment to Agreement of Limited Partnership Relating to 7.950% Series K Cumulative Redeemable Preferred Units, dated as of June 30, 2004, an

Amendment to Agreement of Limited Partnership Relating to 7.60% Series L Cumulative Redeemable Preferred Units, dated as of August 31, 2004, an Amendment to Agreement of Limited Partnership Relating to 7.20% Series M Cumulative Redeemable Preferred Units, dated as of May 2, 2005, as amended by that certain Amendment No. 1 to Amendment to Agreement of Limited Partnership Relating to 7.20% Series M Cumulative Redeemable Preferred Units, dated as of May 9, 2005, an Amendment to Agreement of Limited Partnership Relating to 7 1/8% Series N Cumulative Redeemable Preferred Units, dated as of December 12, 2005, an Amendment to Agreement of Limited Partnership Relating to 7.375% Series O Cumulative Redeemable Preferred Units, dated as of June 16, 2006, as amended by that certain Amendment No. 1 to Amendment to Agreement of Limited Partnership Relating to 7.375% Series O Cumulative Redeemable Preferred Units, dated as of August 16, 2006, and an Amendment to Agreement of Limited Partnership Relating to 6.70% Series P Cumulative Redeemable Preferred Units, dated as of January 17, 2007 (collectively, the “Partnership Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Amendment.

WHEREAS, pursuant to Section 4.2(a) of the Partnership Agreement, the General Partner desires to cause the Partnership to issue additional Units of a new class and series, with the designations, preferences and relative, participating, optional or other special rights, powers and duties set forth herein;

WHEREAS, pursuant to Sections 4.2(a) and 14.1(b)(2) of the Partnership Agreement, the General Partner, without the consent of the Limited Partners, may amend the Partnership Agreement by executing a written instrument setting forth the terms of such amendment; and

WHEREAS, the General Partner desires by this Amendment to so amend the Partnership Agreement as of the date first set forth above to provide for the designation and issuance of such new class and series of Units.

NOW, THEREFORE, the Partnership Agreement is hereby amended by establishing and fixing the rights, limitations and preferences of a new class and series of Units as follows:

Section 1.        Definitions. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Partnership Agreement. Capitalized terms that are used in this Amendment shall have the meanings set forth below:

(a)         “Liquidation Preference” means, with respect to the Series Q Preferred Units (as hereinafter defined), $25.00 per Series Q Preferred Unit, plus the amount of any accumulated and unpaid Priority Return with respect to such unit, whether or not declared, minus any distributions in excess of the Priority Return that has accrued with respect to such Series Q Preferred Units to the date of payment.

(b)         “Parity Preferred Units” means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on a parity with the Series Q Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, including the 7.95% Series G Cumulative Redeemable Preferred Units (the “Series G Preferred Units”), the 7.000% Series H Cumulative Redeemable Preferred Units (the “Series H Preferred Units”), the 6.875% Series I Cumulative Redeemable Preferred Units (the “Series I Preferred Units”), the 7.50% Series J Cumulative Redeemable Preferred Units (the “Series J Preferred Units”), the 7.950% Series K Cumulative Redeemable Preferred Units (the “Series K Preferred Units”), the 7.60% Series L Cumulative Redeemable Preferred Units (the “Series L Preferred Units”), the 7.20% Series M Cumulative Redeemable Preferred Units (the “Series M Preferred Units”), the 7 1/8% Series N Cumulative Redeemable Preferred Units (the “Series N Preferred Units”), the 7.375% Series O Cumulative Redeemable Preferred Units (the “Series O Preferred Units”),and the 6.70% Series P Cumulative Redeemable Preferred Units (the “Series P Preferred Units”). Notwithstanding the differing allocation rights set forth in Section 4 below that apply to the Series H, I, K, L, M, O and P Preferred Units (as compared to the Series G, J, N and Q Preferred Units), for purposes of this Amendment, those Series H, I, K, L, M, O and P Preferred Units and any future series of preferred units that rank in parity with those series also shall be considered Parity Preferred Units to the Series G, J, N and Q Preferred Units.

(c)         “Priority Return” means an amount equal to 6.55% per annum of the Liquidation Preference per Series Q Preferred Unit, commencing on the date of issuance of such Series Q Preferred Unit, determined on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distributions payable will be based on the ratio of the actual number of days elapsed in such period to ninety (90) days, cumulative to the extent not distributed for any given distribution period pursuant to Section 3, hereof, commencing on the date of the issuance of such Series Q Preferred Unit.

(d)         “PTP” means a “publicly traded partnership” within the meaning of Section 7704 of the Code.

Section 2.        Designation and Number. Pursuant to Section 4.2(a) of the Partnership Agreement, a series of Partnership Units in the Partnership designated as the “6.55 Series Q Cumulative Redeemable Preferred Units” (the “Series Q Preferred Units”) is hereby established. The number of Series Q Preferred Units shall be 480,000. The holders of Series Q Preferred Units shall not have any Percentage Interest (as such term is defined in the Partnership Agreement) in the Partnership.

Section 3.        Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions pursuant to Section 5.1 of the Partnership Agreement, holders of Series Q Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, the Priority Return. Such

Priority Return shall be cumulative, shall accrue from the original date of issuance of the Series Q Preferred Units and, notwithstanding Section 5.1 of the Partnership Agreement, will be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 2007, and (ii) in the event of (A) a redemption of Series Q Preferred Units, or (B) an exchange of Series Q Preferred Units into Series Q Preferred Stock, on the redemption date or the exchange date, as applicable (each a “Series Q Preferred Unit Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series Q Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the Business Day immediately preceding such date with the same force and effect as if made on such date. Distributions on the Series Q Preferred Units will be made to the holders of record of the Series Q Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series Q Preferred Unit Distribution Payment Date (the “Series Q Preferred Unit Partnership Record Date”).

(b)         Prohibition on Distribution. No distributions on Series Q Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at any such time as the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to their indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

(c)         Distributions Cumulative. Distributions on the Series Q Preferred Units will accrue, whether or not declared, whether or not the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series Q Preferred Units will accumulate as of the Series Q Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series Q Preferred Unit Distribution Payment Date to holders of record of the Series Q Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

(d)         Priority as to Distributions. Subject to the provisions of Article 13 of the Partnership Agreement:

(i)          so long as any Series Q Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series Q Preferred Units (collectively, “Junior Units”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series Q Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series Q Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence shall not prohibit (x) distributions payable solely in Junior Units, or (y) the conversion of Junior Units or Parity Preferred Units into Partnership Interests ranking junior to the Series Q Preferred Units as to distributions and rights upon involuntary or voluntary liquidation, dissolution or winding up of the Partnership or (z) the redemption of Partnership Interests corresponding to Series Q Preferred Stock, Parity Preferred Stock or Junior Stock to be purchased by the General Partner pursuant to the Articles of Incorporation of the General Partner with respect to the General Partner’s common stock and comparable provisions in the Articles of Incorporation with respect to other classes or series of capital stock of the General Partner to preserve the General Partner’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to the Articles of Incorporation.

(ii)         So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series Q Preferred Units, all distributions authorized and declared on the Series Q Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series Q Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series Q Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

(e)         No Further Rights. Holders of Series Q Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

Section 4.        Allocations. Section 6.1(a)(ii) of the Partnership Agreement is amended to read, in its entirety, as follows:

“(ii)(A) Notwithstanding anything to the contrary contained in this Agreement, in any taxable year: (1) the holders of Series H, I, K, L, M, O and P Preferred Units shall first be allocated an amount of gross income equal to the Priority Return distributed to such holders in such taxable year, and (2) subject to any prior allocation of Profit pursuant to the loss chargeback set forth in Section 6.1(a)(ii)(B) below, the holders of Series G, J, N and Q Preferred Units shall then be allocated an amount of Profit equal to the Priority Return distributed to such holders either in such taxable year or in prior taxable years to the extent that such distributions have not previously been matched with an allocation of Profit pursuant to this Section 6.1(a)(ii)(A)(2).

(B)        After the Capital Account balances of all Partners other than holders of any series of Preferred Units have been reduced to zero, Losses of the Partnership that otherwise would be allocated so as to cause deficit Capital Account balances for those other Partners shall be allocated to the holders of the Series G, H, I, J, K, L, M, N, O, P and Q Preferred Units in proportion to the positive balances of their Capital Accounts until those Capital Account balances have been reduced to zero. If Losses have been allocated to the holders of the Series G, H, I, J, K, L, M, N, O, P and Q Preferred Units pursuant to the preceding sentence, the first subsequent Profits shall be allocated to those preferred partners so as to recoup, in reverse order, the effects of the loss allocations.

(C)        Upon liquidation of the Partnership or the interest of the holders of Series G, H, I, J, K, L, M, N, O, P and Q Preferred Units in the Partnership: (1) items of gross income or deduction shall first be allocated to the holders of Series H, I, K, L, M, O and P Preferred Units in a manner such that, immediately prior to such liquidation, the Capital Account balances of such holders shall equal the amount of their Liquidation Preferences, and (2) an amount of Profit or Loss shall then be allocated to the holders of Series G, J, N and Q Preferred Units in a manner such that, immediately prior to such liquidation, the Capital Account balances of such holders shall equal the amount of their Liquidation Preferences.”

Section 5.        Optional Redemption. (a) Right of Optional Redemption. Except as otherwise provided herein, the Series Q Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series Q Preferred Units, in whole (and not in part), at any time, upon not less than 30 nor more than 60 days written notice, at a redemption price, payable in cash, equal to the Liquidation Preference (the “Series Q Redemption Price”). The Redemption Right given to Limited Partners in Section 8.6 of the Partnership Agreement shall not be available to the holders of the Series Q Preferred Units and all references to Limited Partners in said Section 8.6 (and related provisions of the Partnership Agreement) shall not include holders of the Series Q Preferred Units.

(b)         Procedures for Redemption. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series Q Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series Q Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law each such notice shall state: (m) the redemption date, (n) the Series Q Redemption Price, (o) the aggregate number of Series Q Preferred Units to be redeemed, (p) as provided in Section 5(b)(ii) below, the place or places where evidence of the surrender of such Series Q Preferred Units shall be delivered for payment of the Series Q Redemption Price, (q) that distributions on the Series Q Preferred Units to be redeemed will cease to accumulate on such redemption date and (r) that payment of the Series Q Redemption Price will be made upon presentation of evidence of the surrender of such Series Q Preferred Units as set forth in Section 5(b)(ii) below.

(ii)         If the Partnership gives a notice of redemption in respect of Series Q Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deliver into escrow with an escrow agent acceptable to the Partnership and the holders of the Series Q Preferred Units (the “Escrow Agent”) the Series Q Redemption Price and an executed Redemption Agreement, in substantially the form attached hereto as Exhibit A (the “Redemption Agreement”), and an Amendment to the Agreement of Limited Partnership evidencing the redemption, in substantially the form attached hereto as Exhibit B. The holders of the Series Q Preferred Units shall also, by 12:00 noon, New York City time, on the redemption date, deliver into escrow with the Escrow Agent an executed Redemption Agreement and an executed Amendment to the Agreement of Limited Partnership evidencing the redemption. Upon delivery of all of the above-described items by both parties, Escrow Agent shall release the Series Q Redemption Price to the holders of the Series Q Preferred Units and the fully-executed Redemption Agreement and Amendment to Agreement of Limited Partnership to both parties. On and after the date of redemption, distributions will cease to accumulate on the Series Q Preferred Units called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series Q Preferred Units is not a Business Day, then payment of the Series Q Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series Q Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series Q Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series Q Redemption Price.

Section 6.        Voting Rights. (a) General. Holders of the Series Q Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in Section 14.1 of the Partnership Agreement and in this Section 6. (Solely for purposes of Section 14.1 of the Partnership Agreement, each Series Q Preferred Unit shall be treated as one Partnership Unit.) If and for so long as the General Partner holds any Series Q Preferred Units, the General Partner shall not have any voting rights with respect to such Series Q Preferred Units and such Series Q Preferred Units shall not be counted in determining the number of such units outstanding for the purpose of determining whether the holders of such units have granted any approval called for hereunder.

(b)         Certain Voting Rights. So long as any Series Q Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Series Q Preferred Units outstanding at the time:

(i)          authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Series Q Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests (for this purpose, partnership interests that rank in parity with the Series H, I, K, L, M, O and P Preferred Units or other series with equivalent parity shall not be treated as ranking senior to, and shall be treated as in parity with, the Series Q Preferred Units and any other series that rank in parity with the Series Q Preferred Units);

(ii)         designate or create, or increase the authorized or issued amount of, any Parity Preferred Units or reclassify any authorized Partnership Interests into any such Parity Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership on terms that differ from the terms of such series of Parity Preferred Units issued to the public or non-Affiliates of the Partnership (for purposes of this Section 6(b)(ii), an issuance to the General Partner shall not be treated as an issuance to an Affiliate of the Partnership to the extent the issuance of such Partnership Interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates);

(iii)       either (A) exchange shares, consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series Q Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a share exchange, merger, consolidation or a sale or lease of all of the Partnership’s assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series Q Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity (I) is a partnership, limited liability company or other pass-through entity organized under the laws of any state, (II) is not taxable as a corporation for U.S. federal income tax purposes, and (III) substitutes for the Series Q Preferred Units other interests in such entity having substantially the same terms and rights as the Series Q Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such powers, special rights, preferences, privileges or voting powers of the holders of the Series Q Preferred Units; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series Q Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity to the Series Q Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, to the extent such Partnership Interests are not issued to an Affiliate of the Partnership (an issuance to the General Partner shall not be treated as an issuance to an Affiliate of the Partnership to the extent the issuance of such Partnership Interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership) such issuance shall not be deemed to materially and adversely affect such powers, special rights, preferences, privileges or voting powers (for this purpose, partnership interests that rank in parity with the Series H, I, K, L, M, O and P Preferred Units or other series with equivalent parity shall not be treated as ranking senior to, and shall be treated as in parity with, the Series Q Preferred Units and any other series that rank in parity with the Series Q Preferred Units); or

(iv)	increase the authorized or issued amount of Series Q Preferred Units.

In addition to the foregoing, the Partnership will not (x) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a holder of the Preferred Units to exercise its rights set forth herein to effect in full an exchange or redemption pursuant to Section 8, below, except with the written consent of such holder; or (y) amend, alter, or repeal or waive Sections 7.6 or 11.3(f) of the Partnership Agreement without the affirmative vote of at least a majority of the Series Q Preferred Units outstanding at the time.

Section 7.        Transfer Restrictions. The holders of Series Q Preferred Units shall be subject to all of the provisions of Section 11 of the Partnership Agreement except Section 11.3(b), as modified by this Section 7. Except as otherwise provided, if the General Partner’s consent to a transfer of Series Q Preferred Units is required by Section 11.3 of the Partnership Agreement, the General Partner agrees not to unreasonably withhold that consent. Subject to the consent of the General Partner, which shall not be unreasonably withheld or delayed, the Series Q Preferred Units may be transferred to a maximum of five (5) persons. At no time shall the number of holders of the Series Q Preferred Units exceed five.

Section 8.	Exchange Rights.

(a)         Right to Exchange. (i) All, but not less than all, of the Series Q Preferred Units will be exchangeable at any time on or after the tenth (10th) anniversary of the date of issuance, at the option of the Partnership or upon the affirmative vote of the holders of a majority of the outstanding Series Q Preferred Units, for authorized but previously unissued shares of 6.55% Series Q Cumulative Redeemable Preferred Stock of the General Partner (the “Series Q

Preferred Stock”) at an exchange rate of one share of Series Q Preferred Stock for one Series Q Preferred Unit, subject to adjustment as described below (the “Series Q Exchange Price”); provided that all, but not less than all, of the Series Q Preferred Units will become exchangeable for Series Q Preferred Stock at any time upon the affirmative vote of the holders of a majority of the outstanding Series Q Preferred Units (x) if at any time full distributions shall not have been timely made on any Series Q Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series Q Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series Q Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, or (y) at any time (1) a holder of Series Q Preferred Units concludes (in the reasonable judgment of the holder) that it is imminent that the Partnership will not or likely will not satisfy the income and asset tests of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), for a taxable year if the Partnership were a real estate investment trust within the meaning of the Code, (2) such holder delivers to the General Partner an opinion of nationally recognized independent counsel to the effect that it is imminent that the Partnership will not or likely will not satisfy the income and asset tests of Section 856 of the Code for a taxable year if the Partnership were a real estate investment trust within the meaning of the Code, and (3) such failure would create a meaningful risk that a holder of the Series Q Preferred Units would fail to maintain its qualification as a real estate investment trust.

In addition to and not in limitation of the foregoing, all, but not less than all, of the Series Q Preferred Units may be exchanged (regardless of whether held by GSEP 2006 Realty Corp. (“Contributor”)) upon the affirmative vote of the holders of a majority of the outstanding Series Q Preferred Units for Series Q Preferred Stock (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under the Article IV of the Charter of the General Partner, taking into account exceptions thereto) if at any time (i) such holders conclude based on results or projected results that there exists (in the reasonable judgment of such holders) an imminent and substantial risk that the Series Q Preferred Units represent or will represent more than 19.5% of the total profits of or capital interests in the Partnership for a taxable year, (ii) such holders deliver to the General Partner an opinion of nationally recognized independent counsel, reasonably acceptable to the General Partner, to the effect that there is a substantial risk that its interest in the Partnership does not or will not satisfy the 19.5% limit, and (iii) the General Partner agrees with the conclusions referred to in clauses (i) and (ii) of this sentence, such agreement not to be unreasonably withheld.

(ii)         Notwithstanding anything to the contrary set forth in Section 8(a)(i), if an Exchange Notice (as hereinafter defined) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all (but not a portion) of the outstanding Series Q Preferred Units for cash in an amount equal to the Liquidation Preference per Series Q Preferred Unit. The General Partner may exercise its option to redeem the Series Q Preferred Units for cash pursuant to this Section 8(a)(ii) by giving each holder of record of Series Q Preferred Units notice of its election to redeem for cash, within five

(5) Business Days after receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage paid at the address of each holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series Q Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series Q Preferred Units will cease to accrue on such redemption date; (E) that payment of the redemption price will be made upon presentation and surrender of the Series Q Preferred Units and (F) the aggregate number of Series Q Preferred Units to be redeemed.

(iii)       If an exchange of Series Q Preferred Units pursuant to Section 8(a)(i) would violate the provisions on ownership limitation of the General Partner set forth in Article IV of the Charter of the General Partner (taking into account exceptions thereto) with respect to the Series Q Preferred Stock, the General Partner shall give written notice thereof to each holder of record of Series Q Preferred Units, within five (5) Business Days following receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series Q Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 8(b) a number of Series Q Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article IV of the Charter of the General Partner and any Series Q Preferred Units not so exchanged (the “Excess Units”) shall be redeemed by the Partnership for cash in an amount equal to the Liquidation Preference. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the redemption price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. If an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder’s ownership of stock of the General Partner (without regard to the limits described above) will not cause any Person (as such term is defined in the Charter of the General Partner) to own stock of the General Partner in an amount that would cause such Person not to comply with the provisions of the ownership limitation of the General Partner set forth in such Article IV of the Charter of the General Partner; and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder’s ownership of tenants of the Partnership and its affiliates.

To the extent the General Partner would not be able to pay the cash set forth above in exchange for the Excess Units, and to the extent consistent with the Charter, the General Partner agrees that it will grant to the holders of the Series Q Preferred Units exceptions to the Beneficial Ownership Limit and Constructive Ownership Limit set forth in the Charter sufficient to allow such holders to exchange all of their Series Q Preferred Units for Series Q Preferred Stock, provided such holders furnish to the General Partner representations acceptable to the General Partner in its sole and absolute discretion which assure the General Partner that such exceptions will not jeopardize the General Partner’s tax status as a REIT for purposes of federal and applicable state law.

Notwithstanding any provision of the Agreement to the contrary, no holder of Series Q Preferred Units shall be entitled to effect an exchange of Series Q Preferred Units for Series Q Preferred Stock to the extent that the ownership or right to acquire such shares would cause the holder or any other Person or, in the opinion of counsel selected by the General Partner, may cause the holder or any other Person, to violate the restrictions on ownership and transfer of Series Q Preferred Stock set forth in the Charter (taking into account exceptions thereto). To the extent any such attempted exchange for Series Q Preferred Stock would be in violation of the previous sentence, it shall be void ab initio and such holder of Series Q Preferred Units shall not acquire any rights or economic interest in the Series Q Preferred Stock otherwise issuable upon such exchange.

(iv)       The redemption of Series Q Preferred Units described in Sections 8(a)(ii) and 8(a)(iii) shall be subject to the provisions of Sections 5(b)(i) and 5(b)(ii); provided, however, that the term “redemption price” in such Section shall be read to mean the Liquidation Preference per Series Q Preferred Unit being redeemed.

(b)         Procedure for Exchange. (i) Any exchange shall be exercised pursuant to a notice of exchange (the “Exchange Notice”) delivered to the General Partner by the holder who is exercising such exchange right, by (a) fax and (b) by certified mail postage prepaid. The exchange of Series Q Preferred Units may be effected after the fifth (5th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series Q Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series Q Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is c/o PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201, Attention: Edward A. Stokx. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series Q Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Series Q Exchange Price shall have been paid. Any Series Q Preferred Stock issued pursuant to this Section 8 shall be delivered, as promptly as practicable, as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act of 1933, as amended, and relevant state securities or blue sky laws.

(ii)         In the event of an exchange of Series Q Preferred Units for shares of Series Q Preferred Stock, an amount equal to the accrued and unpaid Priority Return, whether or not declared, to the date of exchange on any Series Q Preferred Units tendered for exchange shall (a) accrue on the shares of the Series Q Preferred Stock into which such Series Q Preferred Units are exchanged, and (b) continue to accrue on such Series Q Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series Q Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series Q Preferred Unit that was validly exchanged into Series Q Preferred Stock pursuant to this section (other than the General Partner now holding such Series Q Preferred Unit), receive a distribution from the Partnership, if such holder, after exchange, is entitled to receive a distribution from the General Partner with respect to the share of Series Q Preferred Stock for which such Series Q Preferred Unit was exchanged or redeemed.

(iii)       Fractional shares of Series Q Preferred Stock are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series Q Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

(c)         Adjustment of Series Q Exchange Price. (i) The Series Q Exchange Price is subject to adjustment upon certain events, including, (a) subdivisions, combinations and reclassification of the Series Q Preferred Stock, and (b) distributions to all holders of Series Q Preferred Stock of evidences of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series Q Preferred Stock).

(ii)         In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner’s capital stock or sale of all or substantially all of the General Partner’s assets), in each case as a result of which the Series Q Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series Q Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series Q Preferred Stock or fraction thereof into which one Series Q Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. In addition, so long as the Contributor or any of its permitted successors or assigns holds any Series Q Preferred Units, the General Partner shall not, without the affirmative vote of the holders of at least a majority of the Series Q Preferred Units outstanding at the time: (a) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series Q Preferred Stock with respect to the payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the General Partner into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of the Charter or Bylaws of the General Partner, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series Q Preferred Stock or the holders thereof; provided, however, that any increase in the amount of authorized Preferred Shares or the creation or issuance of any other series or class of Preferred Shares, or any increase in the amount of authorized shares of each class or series, in each case ranking either (1) junior to the Series Q Preferred Stock with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (2) on a parity with the Series Q Preferred Stock with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. In the event of a conflict between the provisions of this Section 8(c)(ii) and any provision of the Partnership Agreement, the provisions of this Section 8(c)(ii) shall control.

Section 9.         No Conversion Rights. Except as set forth in Section 8, the holders of the Series Q Preferred Units shall not have any rights to convert such units into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership.

Section 10.      No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series Q Preferred Units.

Section 11.     Exhibit A to Partnership Agreement. In order to duly reflect the issuance of the Series Q Preferred Units provided for herein, the Partnership Agreement is hereby further amended pursuant to Section 12.3 thereof by deleting Exhibit A thereto and replacing such Exhibit A with Exhibit C attached hereto.

Section 12.    Inconsistent Provisions. Nothing to the contrary contained in the Partnership Agreement shall limit any of the rights or obligations set forth in this Amendment.

                IN WITNESS WHEREOF this Amendment has been executed as of the date first above written.

PS BUSINESS PARKS, INC.

By:	/s/ Joseph D. Russell, Jr. ______
Name:	Joseph D. Russell, Jr.
Title:	Chief Executive Officer and President

Exhibit A

FORM OF

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (the “Agreement”) is entered into effective as of the ____ day of ___________, _______, by and between GSEP 2006 Realty Corp., a Delaware corporation (the “Retiring Partner”), and PS Business Parks, L.P., a California limited partnership (the “Partnership”).

RECITALS:

WHEREAS, the Agreement of Limited Partnership of the Partnership, dated as of March 17, 1998, has been amended from time to time and was amended by an Amendment to Agreement of Limited Partnership Relating to 6.55% Series Q Cumulative Redeemable Preferred Units (the “Amendment”);

WHEREAS, the Retiring Partner owns __________ of the 6.55% Series Q Cumulative Redeemable Preferred Units in the Partnership (the “Series Q Preferred Units”); and

WHEREAS, the Partnership desires to redeem the Series Q Preferred Units of the Retiring Partner, and the Retiring Partner desires to liquidate its Series Q Preferred Units (the “Redemption”) pursuant to the Amendment and based on the representations and under the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements herein contained, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1.

Liquidation of Retiring Partner. In satisfaction of the terms and conditions set forth herein and in the Amendment, the Retiring Partner’s Series Q Preferred Units are hereby completely liquidated and the Retiring Partner immediately and automatically ceases to be a limited partner in the Partnership in exchange for the payment of the Series Q Redemption Price (as defined in the Amendment and in accordance with the provisions set forth in the Amendment) and for other good and valuable consideration.

2.	Representations of Retiring Partner. The Retiring Partner represents and warrants to the Partnership that:

a.

The Retiring Partner is duly organized and validly existing under the laws of the State of Delaware and has been duly authorized by all necessary and appropriate corporate action to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of the Retiring Partner, enforceable against the Retiring Partner in accordance with its terms, except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and the availability of any particular equitable remedy.

b.

The Retiring Partner has not sold, assigned or otherwise disposed of all or any portion of the Series Q Preferred Units and the Series Q Preferred Units are free of any liens, security interests, encumbrances or other restrictions, whether existing of record or otherwise.

c.

The execution of this Agreement by the Retiring Partner and the performance of his obligations hereunder will not violate any contract, mortgage, indenture, or other similar restriction to which the Retiring Partner is a party or by which its assets are bound.

d.

Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the organizational and governing documents of the Retiring Partner or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which the Retiring Partner is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other person is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Retiring Partner.

3.	Representations and Warranties of the Partnership. The Partnership represents and warrants to the Retiring Partner as follows:

a.

The Partnership is duly organized and validly existing under the laws of the State of California and has been duly authorized by all necessary and appropriate partnership action to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of the Partnership enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

b.

The execution of this Agreement by the Partnership and the performance of its obligations hereunder will not violate any contract, mortgage, indenture, or other similar restriction to which the Partnership is a party or by which the Partnership is bound.

c.

Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the organizational and governing documents of the Partnership or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which the Partnership is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other person is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Partnership.

d.	Consummation of the Redemption by the Partnership will not render the Partnership insolvent under California partnership law.
4.	Indemnification.

a.

The Retiring Partner covenants and agrees to indemnify the Partnership and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense, including reasonable attorneys’ fees, (i) resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Retiring Partner under this Agreement, and (ii) from any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

b.

The Partnership covenants and agrees to indemnify the Retiring Partner and hold him harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense, including reasonable attorneys’ fees, (i) resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of such Partnership under this Agreement and (ii) from any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

5.

Survival of Representations and Warranties. All representations, warranties, covenants and agreements of any of the parties hereto made in this Agreement shall survive the execution and delivery hereof, the Closing hereunder, the execution and delivery of all instruments and documents executed in connection therewith.

6.

Integration, Interpretation and Miscellaneous. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter herein and it shall not be changed or terminated orally. This Agreement shall be construed in accordance with the laws of the state of California. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, and successors, or successors and assigns, as the case may be. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RETIRING PARTNER:

GSEP 2006 Realty Corp.

By:	________________________________
Name:
Title:

PARTNERSHIP:

PS Business Parks, L.P.

By:	PS Business Parks, Inc., its
General Partner

By:	________________________
Name:
Title:

Exhibit B

FORM OF

AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

PS BUSINESS PARKS, L.P.

This Amendment to Agreement of Limited Partnership of PS Business Parks, L.P. (the “Partnership”), dated as of ____________ ___, _____ (this “Amendment”) is entered into by the General Partner of the Partnership, PS Business Parks, Inc., and GSEP 2006 Realty Corp., a Delaware corporation, as a withdrawing Limited Partner of the Partnership (the “Withdrawing Partner”).

WITNESSETH:

WHEREAS, capitalized terms used herein, unless otherwise defined, have the meanings assigned to such terms in the Agreement of Limited Partnership of the Partnership entered into as of March 17, 1998, as amended (the “Agreement”).

WHEREAS, [pursuant to the redemption by the Partnership of all of the 6.55% Series Q Cumulative Redeemable Preferred Units pursuant to the terms and conditions set forth in that certain Contribution Agreement by and between the Partnership and the Withdrawing Partner, dated as of March 12, 2007, and the Amendment to the Limited Partnership Agreement, dated March 12, 2007, the 6.55% Series Q Cumulative Redeemable Preferred Units of the Withdrawing Partner have been redeemed by the Partnership and the General Partner desires to amend the Partnership Agreement to (a) set forth a revised list of all Partners of the Partnership as of the date hereof and (b) reflect the withdrawal of the Withdrawing Partner from the Partnership] OR

[pursuant to the exchange by the Withdrawing Partner of all of the 6.55% Series Q Cumulative Redeemable Preferred Units for 6.55% Series Q Cumulative Redeemable Preferred Stock of the General Partner pursuant to the terms of conditions set forth in that certain Contribution Agreement by and between the Partnership and the Withdrawing Partner, dated as of March 12, 2007, and the Amendment to the Limited Partnership Agreement, dated March 12, 2007, the 6.55% Series Q Cumulative Redeemable Preferred Units of the Withdrawing Partner have been exchanged by the Withdrawing Partner for 6.55% Series Q Cumulative Redeemable Preferred Stock of the General Partner and the General Partner desires to amend the Partnership Agreement to (a) set forth a revised list of all Partners of the Partnership as of the date hereof and (b) reflect the withdrawal of the Withdrawing Partner from the Partnership];

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.        This Amendment shall be deemed effective as of the date first above written. Except as amended hereby, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

2.        To evidence the exchange of the 6.55% Series Q Cumulative Redeemable Preferred Units of the Withdrawing Partner for 6.55% Series Q Cumulative Redeemable Preferred Stock of the General Partner and the withdrawal of the Withdrawing Partner as a Limited Partner of the Partnership, attached hereto as Schedule A is a current list of Partners of the Partnership as of the date hereof.

3.        The Withdrawing Partner is entering into this Amendment to evidence its withdrawal as a Limited Partner of the Partnership.

4.        This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state.

                IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered as of the date first above written.

GENERAL PARTNER:

PS BUSINESS PARKS, INC.

By:
_______________________________
Name:
Title:

WITHDRAWING PARTNER

GSEP 2006 REALTY CORP.

By:	______________________________
Name:
Title:

Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

______________________________________________________________________________________

For Release:	Immediately
Date:	March 12, 2007
Contact:	Mr. Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Announces Placement of

$12 Million of 6.55% Cumulative Redeemable Preferred Units

GLENDALE, California – PS Business Parks, Inc. (AMEX:PSB) announced today that it has completed a private placement of $12 million of preferred units through its operating partnership. The 6.55% Series Q Cumulative Redeemable Preferred Units are non-callable for five years and have no mandatory redemption. Proceeds from the issuance will be used for general corporate purposes.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 12, 2007, PSB wholly owned approximately 19.2 million rentable square feet with approximately 3,800 customers located in eight states, concentrated in California (5.6 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (2.9 million sq. ft.), Texas (2.8 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft).

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